Exhibit 3(ii)

BY-LAWS

OF

VSB BANCORP, INC.

ARTICLE I. STOCKHOLDERS' MEETING.

Section 1. Annual Meeting.

The annual meeting of the Stockholders of the Corporation shall be held each year within the State of New York, on such day, at such place, and at such time each year as is set by the Board of Directors. The meeting shall be for the purpose of electing Directors and for the transaction of such business as may be brought before it.

Section 2. Special Meetings.

Unless otherwise required by law, special meetings of Stockholders may be called only by the Board of Directors pursuant to a Resolution adopted by a majority of the entire Board.

The notice of a special meeting given in accordance with Section 3 shall contain a statement of the business to be transacted at the meeting. No business other than that specified in the notice shall be transacted at any special meeting.

Section 3. Notices of Stockholder Meetings.

The Secretary shall give notice of each annual or special meeting of Stockholders to Stockholders entitled to vote at the meeting by either serving notice personally or mailing notice postage pre-paid and addressed to the last address of the Stockholder as shown on the records of the Corporation. Notice shall be given not less than ten (10) days and not more than fifty (50) days before the meeting.

Section 4. Voting.

Each Stockholder shall be entitled to one vote for each share registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation. Stockholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing or by electronic communication signed or authenticated by the Stockholder or by the Stockholder's duly authorized attorney. Any facsimile copy or other reliable copy of the proxy appointment may be substituted or used in lieu of the original, provided that such copy must be a complete reproduction of the original. The Board shall have the authority, in its sole discretion, to establish other methods of voting or proxy designation, such as the use of Internet-based electronic voting systems, provided that the same are permitted by law.

Section 5. Quorum.

The presence, in person or by proxy, of one-third of the shares entitled to vote at a stockholders’ meeting shall constitute a quorum, except as otherwise required by law, by the Certificate of Incorporation, or by these By-laws. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Stockholder.

Section 6. Vote Required for Approval.

Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders. A majority of the votes cast shall decide any other question brought before a meeting of Stockholders except as otherwise required by statute, the Certificate of Incorporation, or these By-laws. Abstentions and broker non-votes shall not be considered as votes cast at a meeting.

Section 7. Conduct of Business at Stockholders' Meetings.

(a) Items of business may be brought before an annual meeting of Stockholders only: (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of record of the Corporation who is entitled to vote on the business and who satisfies the notice requirements in this Section 7(a), or (iii) as otherwise required pursuant to the Securities Exchange Act of 1934, as amended from time to time, subject to the satisfaction of the notice requirements of this Section 7(a) to the extent not in violation thereof. Only business that is a proper matter for Stockholder action may be brought before the meeting. A Stockholder may bring business before an annual meeting of Stockholders only after giving written notice thereof to the Secretary. The notice must be actually received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders; provided, however, that if the date of the annual meeting is changed by more than thirty (30) days from the date in the prior year, then the deadline for receipt is a reasonable time before the Corporation begins to prepare and mail its proxy materials. The Stockholder must sign the notice and must set forth as to each matter: (i) a brief description of the proposed business; (ii) the reasons for conducting such business at the annual meeting; (iii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iv) the class and number of shares of the Corporation's capital stock that are beneficially owned by such Stockholder; (v) the date or dates when such shares were acquired by such Stockholder; (vi) whether the Stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Corporation or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and (vii) any material interest of such Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 7(a). If the officer presiding at the annual meeting determines that the provisions of this Section 7(a) were not satisfied with respect to any business sought to be brought before the meeting, such business shall not be transacted.

(b) The only business that may be conducted at a special meeting of Stockholders is business that has been brought before the meeting by or at the direction of the Board of Directors.

(c) A person must be nominated as set forth in this Section 7(c) to be eligible to be elected as a Director at a meeting of Stockholders. Nominations for election as a Director may be made only: (i) by or at the direction of the Board of Directors; or (ii) by any Stockholder entitled to vote in the election of Directors who satisfies the notice and other requirements in this Section 7(c). A Stockholder may nominate a person for election as a director only after giving written notice thereof to the Secretary. The notice must be actually received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders; provided, however, that if the date of the annual meeting is changed by more than thirty (30) days from the date in the prior year, then the deadline for receipt is a reasonable time before the Corporation begins to prepare and mail its proxy materials. The Stockholder must sign the notice and must include: (i) as to each proposed nominee, all information that the Corporation would be required to be disclosed about that nominee under the then-current regulations of the Securities and Exchange Commission in its proxy statement if the nominee had been nominated by the Board of Directors; (ii) the nominee’s signed written consent to serve as a director if elected; and (iii) as to the Stockholder giving the notice (u) the name and address, as they appear on the Corporation's books, of the Stockholder; (v) the class and number of shares of the Corporation’s capital stock that are beneficially owned by the Stockholder; (w) when such shares were acquired by the Stockholder; (x) whether the Stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Corporation or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and (y) any business, familial or employment relationship between the Stockholder and such nominees. If the Board of Directors so requests, any person nominated by the Board of Directors shall furnish to the Secretary the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. If the officer presiding at the meeting determines that the provisions of this Section 7(c) were not satisfied with respect to any proposed nominee, such nomination shall not be effective.

(d) Only Stockholders of record who are entitled to vote at a meeting are entitled to propose business or make nominations, except as otherwise required by law.

Section 8. Procedural Rules for Stockholders’ Meetings.

The Board of Directors may establish in advance of any Stockholders’ meeting, rules of procedure for the conduct of the meeting. Such rules of procedure shall be distributed to Stockholders of record and their proxies at the meeting. The Chairman, or in his absence the President, conducting the meeting shall have the right in his or her discretion to adopt rules for the conduct of any meeting of Stockholders that he or she determines are appropriate for the smooth and efficient conduct of the meeting so long as they do not conflict with any rules of procedure established by the Board.

ARTICLE II. DIRECTORS.

Section 1. Number and Qualifications.

The business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by a Board of Directors, which shall consist of not less than seven and not more than thirty Stockholders. The number of Directors shall be determined by resolution of the Board of Directors. The Directors shall be divided into three classes in respect of term of office, with the classes to be as nearly equal in number as possible. At each annual meeting of Stockholders, one class of Directors shall be elected to serve until the annual meeting of the Stockholders held three years next following and until their successors shall be elected and shall qualify. Each Director must be a Stockholder of the Corporation. Each Director shall be a resident of the State of New York or New Jersey. Each Director shall satisfy one of the following two qualification standards: (i) the director’s primary residence shall be in Richmond County, New York; or (ii) the director’s principal place of employment shall be located in Richmond County, New York. No person shall be eligible for initial election as a Director who is 70 years of age or more, and the office of any Director shall become vacant on the last day of the month in which such Director reaches his or her 70th birthday. These age-related provisions shall not apply to the following directors: Raffaele M. Branca, Joan Nerlino Caddell, Robert S. Cutrona, Sr., Chaim Farkas, Joseph J. LiBassi and Carlos Perez; nor shall said provisions apply in any re-election of the above-named Directors.

Section 2. Term of Office.

Except as otherwise required by law or these By-laws, the term of office of each Director shall be until the third annual meeting of Stockholders after such director is elected and thereafter until a successor has been elected and qualified.

Section 3. Duties of Directors.

The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the Certificate of Incorporation. Actions of the Board of Directors shall be taken at a meeting of the Board or by unanimous written consent to the extent that such written consent is authorized by law. Directors may adopt rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper not inconsistent with these By-laws and the laws of the State of New York.

Section 4. Regular and Special Meetings of Directors.

Immediately after the annual Stockholders' meeting, the Board shall hold an annual meeting without notice for the election of Officers of the Corporation and such other business as shall properly come before the meeting. Regular meetings of the Board shall be held once each month without notice at such times and at such places as may from time to time be fixed by the Board. Special meetings of the Board may be called by the Chairman of the Board or at the written request of a majority of the Directors. Notice of each special meeting shall be personally delivered or given by telephone, email or fax transmission at least forty-eight hours before the meeting. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.

Section 5. Quorum.

A majority of the Board of Directors shall constitute a quorum at any meeting of the Board of Directors, except as otherwise required by the Certificate of Incorporation, or by these By-laws. However, a majority of Directors present, whether or not a quorum is present, may adjourn the meeting from time to time.

Section 6. Voting and Participation

(a) Voting. Except as otherwise provided by law, or by the Certificate of Incorporation or by these By-Laws, the affirmative vote a majority of the Directors present and voting at any meeting of the Board of Directors at which a quorum is present shall be necessary to approve any item of business. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

(b) Remote Participation. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear or be heard by all others so participating.

(c) Written Consent. Unless otherwise prohibited by law, the Board of Directors may act by unanimous written consent in lieu of by vote at a meeting. The written consents shall be filed with the minutes of the meetings of the Board.

Section 7. Vacancies.

All vacancies in the office of Director, including newly created directorships resulting from an increase in the number of Directors, shall be filled by vote of the Board, provided that Directors must be given notice, in the manner provided for notice of special meetings, at least forty-eight hours in advance of any regular or special Board meeting at which a vacancy in the office of Director is filled. The Directors so elected by the Board shall hold office until the next meeting of Stockholders at which the election of Directors is in the regular order of business.

Section 8. Removal of Directors.

A Director may be removed only for cause and only by a vote of the Stockholders. Cause, for the purpose of determining when a Director may be removed, shall mean:

(a) the violation of law, rule or regulation resulting in material economic loss to the Corporation;

(b) the commission of any act disqualifying the Director from serving as the director of a bank or bank holding company under state or federal law;

(c) self-dealing by the Director to the detriment of the Corporation; or

(d) the commission of any act causing a material adverse effect on the reputation or business prospects of the Corporation or any of its subsidiaries.

Section 9. Compensation.

The compensation of the Directors shall be fixed by the Board.

ARTICLE III. OFFICERS.

Section 1. Titles and Election.

The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, and such other officers having such titles, powers and duties as the Board deems necessary or desirable. Any two or more offices may be held by the same person, except the office of President and Secretary. All officers shall serve at the pleasure of the Board. In addition to the election of officers at the annual meeting of the Board, the Board may from time to time elect other officers in its discretion. The term of office of an officer shall be until the next annual meeting of the Board after they are elected, subject to earlier removal as set forth in these By-laws.

Section 2. Chairman of the Board.

Subject to the provisions of these By-laws and to the direction of the Board, the Chairman of the Board shall preside at all meetings of the Board of Directors and Stockholders of the Corporation. He shall have such other powers and duties as may from time to time be assigned to him or her by the Board. In the absence of the Chairman of the Board from a meeting of the Stockholders or a meeting of the Board, the President shall preside, and in the absence of the President, another Directors or officer shall be designated by the Board to preside.

Section 3. President.

The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business of the Corporation.

Section 4. Vice President.

The Vice Presidents shall perform such functions as are assigned to them by the Board or the President. In the temporary absence or disability of the President, a vice president designated by the Board shall perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions of the President, except to the extent inconsistent with applicable law.

Section 5. Secretary.

The Secretary shall have charge and custody of the corporate seal, records, and minute books of the Corporation, and shall keep correct written minutes of all the meetings of the Stockholders and the Board. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by these By-laws or by law, and shall have such additional powers and duties as the Board may assign.

Section 6. Supervision, Direction and Removal.

All officers shall be subject to the supervision and direction of the Board. The authority, duties and responsibilities of any officer of the Corporation may be suspended by the Board, with or without cause, and any officer elected by the Board may be removed by the Board, with or without cause.

Section 7. Resignation.

Any officer may resign at any time by giving written notice to the Board or to the President or the Secretary. A resignation shall take effect when such notice is received or at a later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Vacancies.

If the office of any officer becomes vacant, the Board may elect a substitute to fill such vacancy, who shall hold office for the balance of the unexpired term.

Section 9. Compensation.

The compensation of officers shall be fixed by the Board.

Section 10. Duties of Officers may be Delegated.

The Board may, in its discretion, amend or delegate powers or duties of any officers to any other officer or to any Director upon the approval of a majority of the directors then in office. The full Board must be notified forty-eight hours in advance of any regular or special Board meeting for which any amendment or delegation of powers or duties is to be voted upon.

ARTICLE IV. COMMITTEES.

Section 1. Committees of the Board.

Subject to any applicable provisions of law, the Board may appoint such regular or special committee consisting of Directors, officers or such other persons and having such powers and functions as the Board may prescribe. The Board may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent member or members at any meeting of such Committee.

Section 2. Executive Committee.

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members, an Executive Committee consisting of at least five members, including the President, who shall be Chairman. The Executive Committee shall have all the authority of the Board, except that such Committee shall have no authority as to the following matters:

(a) The submission to Stockholders of any action that needs Stockholders' authorization pursuant to New York law;

(b) The filling of vacancies in the Board of Directors or in the Executive Committee;

(c) The fixing of compensation of the Directors for serving on the Board or on any committee;

(d) The amendment or repeal of the By-laws, or the adoption of new By-laws;

(e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable;

(f) The taking of action which is expressly required by any provision of New York law to be taken at a meeting of the Board or by a specified proportion of the Directors.

Section 3. Compensation.

The Board may provide for compensation to be paid to its members and persons serving on Committees appointed by the Board.

ARTICLE V. AUDITOR.

Section 1. Duties.

The Audit Committee may appoint an auditor or retain an independent audit firm to serve during its pleasure. The auditor or audit firm shall make such examination of the accounts, records and transactions of the Corporation as may be required by the Audit Committee, and shall perform such other duties as are prescribed in an audit program to be approved by the Audit Committee. The auditor or audit firm shall be free to examine any department or section of Corporation without previous officer consultation. The auditor or audit firm shall maintain a summary record of dates of completed audits, and shall make periodic comprehensive reports to the Audit Committee, which shall include such suggestions and recommendations as the auditor or audit firm may consider it advisable to make.

Section 2. Compensation.

The compensation of the auditor or independent audit firm shall be fixed by the Audit Committee. The Audit Committee will notify the Board of the compensation arrangement at the next regularly scheduled board meeting.

ARTICLE VI. CERTIFICATES FOR SHARES.

Section 1. Execution.

Certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or Assistant Secretary of the Corporation, and shall be issued to each Stockholder under the seal of the Corporation.

Section 2. Transfers.

The shares of stock of the Corporation shall be transferable only upon the books of the Corporation by the holder in person named in the certificate, or by duly authorized attorneys or legal representatives, upon surrender for cancellation of the existing certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and with such proof of the authenticity of signatures as the Corporation may reasonably require, whereupon new certificates shall be issued. Each such transfer shall be recorded by the Secretary or the Corporation's transfer agent on the transfer books of the Corporation.

Section 3. Lost Certificates.

Except as herein provided, no new certificate for shares shall be issued in lieu of an existing certificate unless such existing certificate is simultaneously surrendered and cancelled. In case any certificate is lost, stolen, mutilated or destroyed, and prior to notice to the Corporation that such certificate or certificates have been acquired by a bona fide purchaser, the Board may authorize the issuance of a new certificate in lieu thereof upon such terms and conditions, including reasonable indemnification of the Corporation or a requirement for the posting of an indemnity bond, as the Board may determine.

ARTICLE VII. INDEMNIFICATION OF

DIRECTORS, OFFICERS & OTHERS.

(a) The Corporation shall indemnify and advance the expenses of any Director, officer or employee to the full extent permitted by New York law as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment).

(b) The indemnification and advancement of expenses granted pursuant to this Article VII shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of Stockholders, (ii) a resolution of Directors, or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

(c) The Corporation must maintain insurance, at its expense, to the extent that said insurance is available and not cost prohibitive as determined by the Board in its sole discretion, to protect itself and any Director, officer, or employee of the Corporation against any expense, liability or loss.

(d) No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

(e) In any legal action commenced by any Director, officer or employee to recover from the Corporation any amount due pursuant to this Article VII, such Director, officer or employee, if the prevailing party in such legal action, shall be entitled to recover all reasonable attorneys’ fees and attorneys’ disbursements in such action.

ARTICLE VIII. SIGNATURE AUTHORITY.

The signature powers of officers and employees of the Corporation shall be fixed by the Board, which may confer upon certain officers the authority to delegate signature powers.

ARTICLE IX. SEAL.

The seal of the Corporation shall be represented by two concentric circles showing the name of the corporation on the outside between the two circles and the state and year of incorporation inside the two circles.

ARTICLE X. AMENDMENT OF BY-LAWS.

These By-laws may be amended, repealed or adopted in a manner not inconsistent with law by the vote of Stockholders holding a majority of the shares entitled to vote in an election of Directors. In addition, the Board of Directors shall have power to amend, repeal or adopt any provision of these By-laws by a two-thirds vote of the Directors attending any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. However, any By-law so adopted by the Board may be amended or repealed by the Stockholders entitled to vote thereon as provided by law. If the Board adopts, amends or repeals any By-law regulating an impending election of Directors, the notice of the next meeting of Stockholders for the election of Directors shall set forth the By-law so adopted, amended or repealed, together with a concise statement of the changes made. Amendment, repeal or adoption of By-laws may be evidenced by Resolution or otherwise as the Stockholders or the Board, as the case may be, may deem appropriate.

ARTICLE XI. DIVIDENDS OR OTHER DISTRIBUTIONS.

The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds, or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation of the Corporation.

ARTICLE XII. FISCAL YEAR.

The fiscal year of the Corporation shall be determined by Resolution of the Board of Directors.

ARTICLE XIII. OFFICES.

The principal office of the Corporation shall be located in the City of New York, County of Richmond, State of New York. The Board of Directors may from time to time designate such other offices within or without the State of New York as the business of the Corporation may require.

ARTICLE XIV. WAIVER OF NOTICE.

Whenever any Stockholder or Director is entitled to notice of any meeting or notice of any action to be taken by the Corporation, one or more of such Stockholders or Directors may waive the right to receive such notice by a signed writing or an authenticated electronic document. Attendance at the meeting without objection to the lack of notice shall also constitute a waiver of the right to receive notice.